UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2004

BROWN JORDAN INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

0-25246	63-1127982

(Commission File Number)	(IRS Employer Identification No.)

1801 North Andrews Avenue, Pompano Beach, Florida	33069

(Address of Principal Executive Offices)	(Zip Code)

(954) 960-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On September 29, 2004, Brown Jordan International, Inc. (“Company”) appointed James R. Malone to serve as the Company’s President, Chief Executive Officer and Vice Chairman of the Board of Directors.

The Company will pay Mr. Malone $75,000 per month as compensation. There is no written employment agreement with Mr. Malone.

ITEM 1.02 Termination of a Material Definitive Agreement.

On September 29, 2004, the Company terminated the employment agreement of Bruce Albertson, who had been serving as the Company’s President and Chief Executive Officer. On October 6, 2004, the Company terminated the employment agreement of John W. Frederick, who had been serving as the Company’s Executive Vice President and Chief Administrative Officer.

The Company terminated the employment agreements of Messrs. Albertson and Frederick on the basis that their continued employment with the Company was no longer in the best interest of the Company.

The Company will pay Mr. Albertson the severance payments due to him under the terms of his employment agreement which has been filed by the Company with the Securities and Exchange Commission previously. The Company intends to negotiate Mr. Frederick’s severance. A copy of Mr. Frederick’s employment agreement was filed by the Company with the Securities and Exchange Commission previously.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 29, 2004, the Company terminated the employment of Bruce Albertson, President and Chief Executive Officer. On October 6, 2004, the Company terminated the employment of John W. Frederick, Executive Vice President and Chief Administrative Officer.

(c) On September 29, 2004, the Company appointed James R. Malone as Vice Chairman, President and Chief Executive Officer. On September 29, 2004, the Company appointed Vincent A. Tortorici, Jr., the Company’s Vice President and Chief Financial Officer, as Chief Accounting Officer, effective as of October 11, 2004. In light of Mr. Tortorici’s appointment as Chief Accounting Officer, the Company has a vacancy in the position of Chief Financial Officer. The Company intends to fill such vacancy as soon as possible. Until such vacancy is filled, Mr. Tortorici will fulfill the duties of principal financial officer and principal accounting officer. A copy of the press release announcing the appointment of Mr. Malone as Vice Chairman, President and Chief Executive Officer is attached hereto as Exhibit 99.1.

Mr. Malone, 62, founded and has been the Managing Partner of Qorval LLC, a financial and business restructuring and consulting firm since May 2003. From June 2000 through May 2003, Mr. Malone founded and served as a partner of Bridge Associates LLC, a financial and business restructuring and consulting firm. From December 1996 through February 2004, Mr. Malone

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served as Chairman and Chief Executive Officer of HMI Industries, Inc., a manufacturer of high quality indoor air filtration systems. Mr. Malone serves on the board of directors of AmSouth Bancorporation, a financial and bank holding company, and Ametek, Inc., a manufacturer of electronic instruments and electric motors.

There have been no transactions between Mr. Malone and the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Until his appointment as Chief Accounting Officer, Mr. Tortorici, age 50, had served as the Vice President and Chief Financial Officer of the Company and its predecessor since October 1994, and served as Vice President-Finance and Administration and Chief Financial Officer from March 1988 to December 1994 of the Company’s predecessor. Mr. Tortorici is a certified public accountant and was employed by Arthur Andersen & Co. from 1976 until March 1988.

There is no family relationship between either Mr. Malone or Mr. Tortorici and any director or executive officer of the Company.

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Document

99.1	Press Release dated September 30, 2004 announcing the appointment of James R. Malone as Vice Chairman, President and Chief Executive Officer.

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SIGNATURES

The Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN JORDAN INTERNATIONAL, INC.
Date: October 13, 2004	By:	/s/ Vincent A. Tortorici, Jr.
Vincent A. Tortorici, Jr.,
Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release dated September 30, 2004 announcing the appointment of James R. Malone as Vice Chairman, President and Chief Executive Officer

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